Exhibit 5.1

March 6, 2015

Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Chegg, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about March 6, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,040,482 shares (the "Shares") of the Company’s Common Stock, $0.001 par value per share (the "Common Stock"), subject to issuance by the Company upon the exercise or settlement of (a) options and restricted stock units granted or to be granted under the Company’s 2013 Equity Incentive Plan and (b) purchase rights granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan. The plans referred to in clauses (a) and (b) in the preceding sentence are collectively referred to in this letter as the "Plans."

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following documents described on Exhibit A attached hereto (which is incorporated in this letter by reference), and capitalized terms used but not defined in this letter have the meanings given to such terms on Exhibit A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absences of any extrinsic agreements or other documents that might affect the interpretation or terms of documents we have reviewed and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents described in Exhibit A hereto and have assumed the current accuracy and completeness of the information obtained from such documents and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the "blue sky" securities laws of any state.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company. In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Based upon the foregoing, it is our opinion that:

(1)     The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and
(2)     The 5,040,482 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of (a) options and restricted stock units granted or to be granted under the Company’s 2013 Equity Incentive Plan and (b) purchase rights granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and applicable Plan Agreements to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is rendered on, and speaks only as of, the date of this letter and is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts of circumstances that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP
By:	/s/ David A. Bell
David A. Bell, a Partner

Attachment:
Exhibit A: List of Reviewed Documents

EXHIBIT A
to
Legal Opinion Regarding S-8 Registration Statement of Chegg, Inc.
Certain Reviewed Documents

(1)
The Restated Certificate of Incorporation of Chegg, Inc., a Delaware corporation, (the "Company"), filed with and certified by the Delaware Secretary of State on November 18, 2013 (the "Restated Certificate");

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 18, 2013 (the "Bylaws");

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	The Plans and related forms of Plan agreements for use thereunder which are filed and/or incorporated by reference as exhibits to the Registration Statement (the "Plan Agreements");

(5)	The prospectuses prepared in connection with the Registration Statement (the "Prospectuses");

(6)
The minutes of meetings and actions by written consent of the Company’s Board of Directors (the "Board") and the Company's stockholders ("Stockholders") at which, or pursuant to which the Board and/or the Stockholders approved (i) the Restated Certificate, (ii) the Bylaws (iii) the Plans, (iv) the reservation of Common Stock for sale and issuance pursuant to the Plans and (v) the filing of the Registration Statement;

(7)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Opinion Certificate");

(8)
The stock records that the Company has provided to us (consisting of a statement from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, verifying the number of the Company’s issued and outstanding shares of capital stock as of March 5, 2015 and a statement prepared by the Company in the Opinion Certificate as to the number of issued and outstanding options, restricted stock units, warrants and any other rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance by the Company in connection with the Company’s stock option and stock purchase plans and any and all other plans, agreements, rights or commitments of the Company or otherwise as of March 5, 2015); and

(9)
A Certificate of Good Standing issued by the Delaware Secretary of State dated March 6, 2015 stating that the Company is in good standing under the laws of the State of Delaware ( the "Certificate of Good Standing")